As Filed With the Securities and Exchange Commission on July 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Riversedge North 2529 Virginia Beach Blvd., Suite 200 Virginia Beach, Virginia 23452	45-2681082
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

(Address, including zip code, of Principal Executive Offices)

Wheeler Real Estate Investment Trust, Inc.

2015 Long-Term Incentive Plan

(Full title of the plan)

Jon S. Wheeler

Chairman and Chief Executive Officer

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(Name and address of agent for service)

(757) 627-9088

(Telephone number, including area code, of agent for service)

With a Copy to:

Bradley A. Haneberg, Esq.

Matthew B. Chmiel, Esq.

Haneberg, PLC

310 Granite Avenue

Richmond, Virginia 23226

(804) 814-2209– telephone

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer  ☐        Non-accelerated filer  ☐        Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	1,000,000 shares	$2.01	$2,010,000	$233.56

(1)	This registration statement is being filed for purposes of registering 1,000,000 shares of common stock, $0.01 par value per share, of Wheeler Real Estate Investment Trust, Inc., issuable pursuant to its 2015 Long-Term Incentive Plan, as the same may be further amended or restated. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) of the General Rules and Regulations under the Securities Act for the purpose of computing the registration fee, based on the average of the high and low sales prices on The Nasdaq Capital Market on July 22, 2015, which was $2.01.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

Explanatory Note

This registration statement on Form S-8 (“Registration Statement”) is being filed to register an aggregate of 1,000,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of Wheeler Real Estate Investment Trust, Inc. (the “Company”) that may be issued and authorized under the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”).

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3, which may be utilized for reofferings and resales by the selling stockholders as identified on page 4 of the reoffer prospectus and any selling stockholders identified in a supplement, who are “affiliates” of the Company (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933), on a continuous or delayed basis in the future. The selling stockholders acquired or will acquire their shares of Common Stock granted to them through the Company’s 2015 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the 2015 Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 24 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PROSPECTUS

1,000,000 Shares

Common Stock

This prospectus may be used by certain selling stockholders (the “Selling Stockholders”) of Wheeler Real Estate Investment Trust, Inc. (the Company”), who are “affiliates” (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933, as amended (the “Security Act”)) in connection with the resale of up to an aggregate of 1,000,000 shares of the Company’s common stock $0.01 par value per share (the “Common Stock”) which may be issued to such Selling Stockholders pursuant to the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”).

This prospectus may be used in connection with a supplement that contains the names of additional Selling Stockholders and the amount of shares of Common Stock to be reoffered by them, which were issued to them by the Company pursuant to the 2015 Plan.

We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus. We will pay the expenses of registering the shares of Common Stock to be sold in this offering under the Securities Act.

Our Common Stock trades on the Nasdaq Capital Market under the symbol “WHLR.” On July 22, 2015 the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.01 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2015

Neither we nor any Selling Stockholder have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as required by applicable law. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include, among others:

•	use of proceeds of any offering;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic areas;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements;

•	financing and advance rates for our target assets;

•	our expected leverage;

•	availability of investment opportunities in real estate-related investments;

•	changes in the values of our assets;

•	our ability to make distributions to our stockholders in the future;

•	our expected investments and investment decisions;

•	changes in interest rates and the market value of our target assets;

•	our ability to renew leases at amounts and terms comparable to existing lease agreements;

•	our ability to consummate the acquisition of real estate investment properties and the terms upon which we are able to consummate such acquisition;

•	our ability to proceed with potential development opportunities for us and third-parties;

•	effects of hedging instruments on our target assets;

•	our expected financing terms for the acquisition of real estate investment properties;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	availability of qualified personnel and management team;

•	the ability of our operating partnership and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes;

•	our ability to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the section entitled “Wheeler Real Estate Investment Trust, Inc.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our latest Annual Report on Form 10-K, as filed on March 25, 2015, which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

Unless the context otherwise requires or indicates, references to the “company”, “we”, “our” or “us” refers to Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Wheeler REIT, L.P., a Virginia limited partnership, of which we are the sole general partner, or the Operating Partnership.

We are a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Our strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We generally lease our properties to national and regional retailers that offer consumer goods and generate regular consumer traffic. We believe our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, generating more predictable property level cash flows.

We have an integrated team of professionals with experience across all stages of the real estate investment, development and re-development cycle. We internally handle, among other duties:

•	performing and administering our day-to-day operations;

•	determining investment criteria in conjunction with our Board of Directors;

•	sourcing, analyzing and executing asset acquisitions, sales and financings;

•	performing asset management duties;

•	performing property management duties;

•	performing leasing duties;

•	in-house and third-party development; and

•	performing financial and accounting management.

We were organized as a Maryland corporation on June 23, 2011 and elected to be taxed as a REIT under Sections 856 through 860 of the Code beginning with our taxable year ended December 31, 2012. We conduct substantially all of our business through the Operating Partnership, of which we are the sole general partner. We are structured as an UPREIT, which means that we own all of our properties through our Operating Partnership and its subsidiaries. As an UPREIT, we may be able to acquire properties on more attractive terms from sellers who can defer tax obligations by contributing properties to our Operating Partnership in exchange for Operating Partnership units, which will be redeemable for cash or exchangeable for shares of our Common Stock at our election.

Our headquarters is located at Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452. Our telephone number is (757) 627-9088. Our website is located at www.WHLR.us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement hereto.

RISK FACTORS

Investing in our Common Stock involves significant risks. Before you decide whether to purchase our Common Stock, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors in our filings with the Securities and Exchange Commission (“SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference herein.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. Each Selling Stockholder will pay his or her proportionate share of underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDERS

The issuance of shares of Common Stock pursuant to the 2015 Plan are being registered contemporaneously with this prospectus under the Securities Act by a Registration Statement on Form S-8. This prospectus is to be used in connection with any resale of the Company’s Common Stock acquired pursuant to the 2015 Plan by persons who may be considered “affiliates” of the Company within the meaning of the Securities Act. The Selling Stockholders will be either employees or executive officers of the Company who have been granted restricted or control shares of the Company’s Common Sock under the 2015 Plan.

The following table provides information regarding the Selling Stockholders and the number of shares of our Common Stock that they acquired pursuant to the 2015 Plan and that they may offer pursuant to this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The Company will supplement the prospectus with the names of additional Selling Stockholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known.

We believe that the Selling Stockholders named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the Selling Stockholders. The percentage ownership data are based on 54,454,339 shares of Common Stock issued and outstanding as of July 22, 2015.

The shares may be offered by the Selling Stockholders from time to time in transactions through the Nasdaq Capital Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

	Shares Owned Immediately Prior to the Offering		Shares Being Offered for Resale Under this Prospectus	Immediately Following the Offering (1)
Name				Shares Owned	Percentage (3)
Jon Wheeler	748,318		9,302	748,318	1.37%
Dave Kelly	7,728		9,302	7,728	*
Ann McKinney	13,435		9,302	13,435	*
Jeff Zwerdling	339,969	(2)	9,302	339,969	*
Warren Harris	113		9,302	113	*
Chris Ettel	3,101		9,302	3,101	*
Carl McGowan	6,269		9,302	6,269	*
Will King	3,869		9,302	3,869	*
Steven Belote	10,597		9,302	0	*
Robin Hanisch	7,444		9,302	7,444	*
Matt Reddy	0		5,000	0	*

*	Less than one percent of Common Stock outstanding.
(1)	Assumes the Selling Stockholders sell all of the Common Stock being offered by this prospectus.
(2)	Includes 253,169 shares of Common Stock, 14,000 shares of Series B convertible preferred stock convertible into 70,000 shares of common stock and 16,800 warrants to purchase 16,800 shares of common stock. The Series B convertible preferred stock and warrants are exerciseable or will become exerciseable with 60 days of this filing.
(3)	Percentage calculated based upon the assumption that the Selling Stockholders sell all of the Common Stock being offered by this prospectus.

PLAN OF DISTRIBUTION

Each Selling Stockholder may, from time to time, sell any or all of his or her respective shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Each Selling Stockholder may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the transferee, pledgee, assignee or other successors in interest as Selling Stockholders under this prospectus.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers that may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and deliver the shares to close out such short position. The Selling Stockholders also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any related prospectus supplement.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of our Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

Each Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that such Selling Stockholder does not have any agreement, arrangement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred incident to the registration of the shares of Common Stock offered by this prospectus.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Because each Selling Stockholder may be deemed an underwriter, any Selling Stockholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

The Selling Stockholders will be subject to the Exchange Act, including Regulation M promulgated thereunder, which may limit the timing of purchases and sales of Common Stock by the Selling Stockholders and their affiliates.

Upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (iv) other facts material to the transaction.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus or any related prospectus supplement forms a part.

LEGAL MATTERS

Williams Mullen has issued an opinion about certain legal matters with respect to the Common Stock that is offered hereby.

EXPERTS

The consolidated balance sheets of Wheeler Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, equity and cash flows for each of the years in the two year period ended December 31, 2014 incorporated by reference into this prospectus and registration statement, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their reports thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address or telephone number:

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all its exhibits and schedules that we have filed with the SEC, at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mailing the SEC at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the filing of this registration statement and prior to the effectiveness of this registration statement. Additionally, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to termination of the offering, shall be deemed to be incorporated by reference into this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 25, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 15, 2015;

•	Current Reports on Form 8-K and/or amended Current Reports on Form 8-K filed on January 9, 2015, January 13, 2015, January 16, 2015, January 20, 2015, February 13, 2015, February 17, 2015, March 6, 2015, March 13, 2015, March 18, 2015, March 19, 2015, both reports filed on March 24, 2015, March 27, 2015, March 30, 2015, April 2, 2015, April 14, 2015, April 15, 2015, April 16, 2015, April 17, 2015, May 14, 2015, May 15, 2015, May 18, 2015, May 20, 2015, May 29, 2015, June 2, 2015, June 3, 2015, both reports filed on June 5, 2015, both reports filed on June 8, 2015, June 9, 2015, June 16, 2015, June 17, 2015, both reports filed on June 18, 2015, both reports filed on June 19, 2015, June 22, 2015, June 24, 2015, both reports filed on July 1, 2015, July 6, 2015, both reports filed on July 13, 2015, July 14, 2015, July 15, 2015, July 17, 2015, July 21, 2015 and July 22, 2015; and

•	The description of our Common Stock contained in our Form 8-A, filed on October 23, 2012, as amended on October 24, 2012.

This prospectus is part of a registration statement we have filed with the SEC on Form S-8 relating to our Common Stock. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have incorporated by reference certain legal documents that control the terms of our Common Stock offered by this prospectus as exhibits to the registration statement. You may refer to the registration statement and the exhibits for more information about us and the Common Stock. The registration statement and exhibits are also available at the SEC’s Public Reference Room or through its web site.

The section entitled “Where You Can Find More Information About Wheeler Real Estate Investment Trust, Inc.” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Robin A. Hanisch

Corporate Secretary

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

In addition, such reports and documents may be found on our website at www.WHLR.us. Our website and the information included therein is not a part of this prospectus and not incorporated by reference.

1,000,000 Shares

Common Stock

PROSPECTUS

July 24, 2015

Neither we nor any Selling Stockholder have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 25, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 15, 2015;

•	Current Reports on Form 8-K and/or amended Current Reports on Form 8-K filed on January 9, 2015, January 13, 2015, January 16, 2015, January 20, 2015, February 13, 2015, February 17, 2015, March 6, 2015, March 13, 2015, March 18, 2015, March 19, 2015, both reports filed on March 24, 2015, March 27, 2015, March 30, 2015, April 2, 2015, April 14, 2015, April 15, 2015, April 16, 2015, April 17, 2015, May 14, 2015, May 15, 2015, May 18, 2015, May 20, 2015, May 29, 2015, June 2, 2015, June 3, 2015, both reports filed on June 5, 2015, both reports filed on June 8, 2015, June 9, 2015, June 16, 2015, June 17, 2015, both reports filed on June 18, 2015, both reports filed on June 19, 2015, June 22, 2015, June 24, 2015, both reports filed on July 1, 2015, July 6, 2015, both reports filed on July 13, 2015, July 14, 2015, July 15, 2015, July 17, 2015, July 21, 2015 and July 22, 2015; and

•	The description of our Common Stock contained in our Form 8-A, filed on October 23, 2012, as amended on October 24, 2012.

Nothing in this prospectus shall be deemed to incorporate information deemed furnished but not filed with the SEC. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Secretary, Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, telephone number (757) 627-9088. Our SEC filings are also available to the public on our website, www.WHLR.us. The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description

3.1	Articles of Amendment and Restatement of Wheeler Real Estate Investment Trust Inc. (1)
3.2	Amended and Restated Bylaws of Wheeler Real Estate Investment Trust Inc. (2)
4.1	Form of Certificate of Common Stock of Registrant (2)
4.2	Form of Certificate of Series B Preferred Stock of Registrant (3)
4.3	Form of Warrant Certificate of Registrant (3)
4.4	Form of Warrant Agreement for December 2013/January 2014 Private Placement Offering (4)
4.5	Form of Promissory Note For December 2013/January 2014 Private Placement Offering (4)
4.6	Form of Convertible Promissory Note for December 2013/January 2014 Private Placement Offering (4)
5.1	Opinion of Williams Mullen (5)
23.1	Consent of Cherry Bekaert LLP (5)
23.2	Consent of Cherry Bekaert LLP (5)
23.3	Consent of Williams Mullen (contained in its opinion filed as Exhibit 5.1 hereto) (5)
24.1	Power of Attorney (included on the signature pages hereof) (5)
99.1	2015 Long-Term Incentive Plan (1)

(1)	Filed as an exhibit to Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, Filed on June 5, 2015.
(2)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Registration Statement on Form S-11 (Registration No. 333-177262) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(3)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Registration Statement on Form S-11 (Registration No, 333-194831) Previously Filed Pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(4)	Filed as a exhibit to Wheeler Real Estate Investment Trust, Inc.’s form 8-K, filed on December 18, 2013 and hereby incorporated by reference.
(5)	Filed herewith.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia on July 24, 2015.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Wheeler Real Estate Investment Trust, Inc. do hereby constitute and appoint Jon S. Wheeler and Steven M. Belote, jointly and severally, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement; and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 24, 2015

/S/ STEVEN M. BELOTE Steven M. Belote	Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2015

/S/ CHRISTOPHER J. ETTEL Christopher J. Ettel	Director	July 24, 2015

/S/ DAVID KELLY David Kelly	Director	July 24, 2015

/S/ WILLIAM W. KING William W. King	Director	July 24, 2015

/S/ KURT R. HARRINGTON Kurt R. Harrington	Director	July 24, 2015

/S/ CARL B. MCGOWAN, JR. Carl B. McGowan, Jr.	Director	July 24, 2015

/S/ ANN L. MCKINNEY Ann L. McKinney	Director	July 24, 2015

/s/ JEFFREY M. ZWERDLING Jeffrey M. Zwerdling	Director	July 24, 2015

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

3.1	Articles of Amendment and Restatement of Wheeler Real Estate Investment Trust Inc. (1)
3.2	Amended and Restated Bylaws of Wheeler Real Estate Investment Trust Inc. (2)
4.1	Form of Certificate of Common Stock of Registrant (2)
4.2	Form of Certificate of Series B Preferred Stock of Registrant (3)
4.3	Form of Warrant Certificate of Registrant (3)
4.4	Form of Warrant Agreement for December 2013/January 2014 Private Placement offering (4)
4.5	Form of Promissory Note For December 2013/January 2014 Private Placement Offering (4)
4.6	Form of Convertible Promissory Note for December 2013/January 2014 Private Placement Offering (4)
5.1	Opinion of Williams Mullen (5)
23.1	Consent of Cherry Bekaert LLP (5)
23.2	Consent of Cherry Bekaert LLP (5)
23.3	Consent of Williams Mullen (contained in its opinion filed as Exhibit 5.1 hereto) (5)
24.1	Power of Attorney (included on the signature pages hereof) (5)
99.1	2015 Long-Term Incentive Plan (1)

(1)	Filed as an exhibit to Wheeler Real Estate Investment Trust Inc.’s Current Report on Form 8-K, Filed on June 5, 2015.
(2)	Filed as an exhibit to the Wheeler Real Estate Investment Trust Inc.’s Registration Statement on Form S-11 (Registration No. 333-177262) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(3)	Filed as an exhibit to Wheeler Real Estate Investment Trust, Inc.’s Registration Statement on Form S-11 (Registration No, 333-194831) Previously Filed Pursuant to the Securities Act of 1933 and hereby incorporated by reference.
(4)	Filed as a exhibit to Wheeler Real Estate Investment Trust, Inc.’s form 8-K, filed on December 18, 2013 and hereby incorporated by reference.
(5)	Filed herewith.